EXHIBIT 3.(i).6

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                       Filed By: (After Issuance of Stock)

                             FRAGRANCE EXPRESS, INC.
                               Name of Corporation


     We the undersigned, Dan Hoyng, President and Randy Perez, the Secretary of FRAGRANCE EXPRESS, INC.

     do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on October 12th, adopted a resolution to amend the original articles as follows:

        Article 1.    is hereby amended to read as follows:

         The name of this Corporation is: National Boston Medical, Inc.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 3,429,046, that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                  /s/Dan Hoyng
                                ---------------
                                President or Vice President

                                /s/ Randall Perez
                               -------------------
                               Secretary or Assistant Secretary

State of Florida      )
                      ) SS.
County of Palm Beach  )

     On October 12, 1998, personally appeared before me, a Notary Public, Dan Hoyng and Randall Perez, who acknowledged that they executed the above instrument.


                                         /s/Bradley P. Rothenberg
                                        --------------------------
                                             Signature of Notary
(Notary Stamp or Seal)